Exhibit 99.3

NETGEAR, INC.

CHANGE IN CONTROL AND SEVERANCE AGREEMENT

This Change in Control and Severance Agreement (the “Agreement”) is made between NETGEAR, Inc. (the “Company”) and Jonathan Oakes (the “Executive”), effective as of 2nd June, 2025 (the “Effective Date”).

The Agreement provides certain protections to the Executive in connection with the involuntary termination of the Executive’s employment under the circumstances described in the Agreement.

The Company and the Executive agree as follows:

1.
Term of Agreement. The Agreement will continue indefinitely until terminated by written consent of the parties hereto, or if earlier, upon the date that all of the obligations of the parties hereto with respect to the Agreement have been satisfied.
2.
At-Will Employment. The Company and the Executive acknowledge that the Executive’s employment is and will continue to be at-will, as defined under applicable law.
3.
Severance Benefits.
(a)
Qualifying Non-CIC Termination. On a Qualifying Non-CIC Termination (as defined below), the Executive will be eligible to receive the following payments and benefits from the Company:
(i)
Salary Severance. A single, lump sum payment equal to twelve (12)

months of the Executive’s Salary (as defined below), less applicable withholdings.

(ii)
COBRA Coverage. Subject to Section 3(d), the Company will pay the premiums for coverage under COBRA (as defined below) for the Executive and the Executive’s eligible dependents, if any, at the rates then in effect, subject to any subsequent changes in rates that are generally applicable to the Company’s active employees (the “COBRA Coverage”), until the earliest of (A) a period of twelve (12) months from the first day of the next month following the date of the Executive’s termination of employment, (B) the date upon which the Executive (and the Executive’s eligible dependents, as applicable) becomes covered under similar plans, or (C) the date upon which the Executive ceases to be eligible for coverage under

COBRA.

(iii)
Equity Vesting. The Executive’s then-outstanding equity awards that are to vest based solely on continued service to any member of the Company Group (including, for the avoidance of doubt, awards for which performance criteria have been satisfied and servicebased vesting is the only remaining requirement to earn the award) each will immediately vest as to the number of shares subject to the equity awards that were otherwise scheduled to vest

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

had the Executive remained employed with the Company twelve (12) months following the date of the Executive’s Non-CIC Qualified Termination. Any restricted stock units and similar full value awards that vest under this paragraph will be settled within ten (10) business days of the Severance Start Date (as defined below), subject to Section 5(d) of the Agreement.

(b)
Qualifying CIC Termination. On a Qualifying CIC Termination, the Executive will be eligible to receive the following payments and benefits from the Company:
(i)
Salary Severance. A single, lump sum payment equal to: twelve (12) months of the Executive’s Salary, less applicable withholdings.
(ii)
Bonus Severance. A single, lump sum payment (less applicable withholdings) equal to 100% of the Executive’s target annual bonus as in effect for the fiscal year in which the Qualifying CIC Termination occurs or as in effect immediately prior to the Change in Control, whichever is greater.

(iii)
COBRA Coverage. Subject to Section 3(d), the Company will

provide COBRA Coverage until the earliest of (A) a period of twelve (12) months from the first day of the next month following the date of the Executive’s termination of employment, (B) the date upon which the Executive (and the Executive’s eligible dependents, as applicable) becomes covered under similar plans, or (C) the date upon which the Executive ceases to be eligible for coverage under COBRA.

(iv)
Equity Vesting. Accelerated vesting (and exercisability, as

applicable) as to 100% of the then-unvested shares subject to each of the Executive’s thenoutstanding Company equity awards. In the case of an equity award with performance-based vesting, unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at 100% of target levels. For the avoidance of doubt, in the event of the Executive’s Qualifying Pre-CIC Termination

(as defined below), any unvested portion of the Executive’s then-outstanding equity awards will remain outstanding until the earlier of (x) one (1) month following the Qualifying Termination or (y) the occurrence of a Change in Control, solely so that any benefits due on a Qualifying Pre-CIC Termination can be provided if a Change in Control occurs within one (1) month following the

Qualifying Termination (provided that in no event will the Executive’s stock options or similar equity awards remain outstanding beyond the equity award’s maximum term to expiration). If no Change in Control occurs within one (1) month following a Qualifying Termination, any unvested portion of the Executive’s equity awards automatically and permanently will be forfeited on the one (1) month anniversary following the date of the Qualifying Termination without having vested.

(c)
Termination Other Than a Qualifying Termination. If the termination of the Executive’s employment with the Company Group is not a Qualifying Termination, then the Executive will not be entitled to receive severance or other benefits.

(d)
Conditions to Receipt of COBRA Coverage. The Executive’s receipt of COBRA Coverage is subject to the Executive electing COBRA continuation coverage within the time period prescribed pursuant to COBRA for the Executive and the Executive’s eligible

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

dependents, if any. If the Company determines in its sole discretion that it cannot provide the COBRA Coverage without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of any COBRA Coverage, the Company will provide to the Executive a taxable monthly payment payable on the last day of a given month (except as provided by the immediately following sentence), in an amount equal to the monthly COBRA premium that the Executive would be required to pay to continue his or her group health coverage in effect on the date of his or her Qualifying Termination (which amount will be based on the premium rates applicable for the first month of COBRA Coverage for the Executive and any of eligible dependents of the Executive) (each, a “COBRA Replacement Payment”), which COBRA Replacement Payments will be made regardless of whether the Executive elects COBRA continuation coverage and will end on the earlier of (x) the date upon which the Executive obtains other employment or (y) the date the Company has paid an amount totaling the number of COBRA Replacement Payments equal to the number of months in the applicable COBRA Coverage period. For the avoidance of doubt, the COBRA Replacement Payments may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to any applicable withholdings. Notwithstanding anything to the contrary under the Agreement, if the Company determines in its sole discretion at any time that it cannot provide the COBRA Replacement Payments without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Executive will not receive the COBRA Replacement Payments or any further COBRA Coverage.
(e)
Non-Duplication of Payment or Benefits. For purposes of clarity, in the event of a Qualifying Pre-CIC Termination, any severance payments and benefits to be provided to the Executive under Section 3(b) will be reduced by any amounts that already were provided to the Executive under Section 3(a).

(f)
Death of the Executive. In the event of the Executive’s death before all payments or benefits the Executive is entitled to receive under the Agreement have been provided, the unpaid amounts will be provided to the Executive’s designated beneficiary, if living, or otherwise to the Executive’s personal representative in a single lump sum as soon as possible following the Executive’s death.

(g)
Transfer Between Members of the Company Group. For purposes of the Agreement, if the Executive is involuntarily transferred from one member of the Company Group to another, the transfer will not be a termination without Cause but may give the Executive the ability to resign for Good Reason.
(h)
Exclusive Remedy. In the event of a termination of the Executive’s employment with the Company Group, the provisions of the Agreement are intended to be and are exclusive and in lieu of any other rights or remedies to which the Executive may otherwise be entitled, whether at law, tort or contract, or in equity. The Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in the Agreement.

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

4.
Accrued Compensation. On any termination of the Executive’s employment with the Company Group, the Executive will be entitled to receive all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to the Executive under any Companyprovided plans, policies, and arrangements.
5.
Conditions to Receipt of Severance.
(a)
Separation Agreement and Release of Claims. The Executive’s receipt of any severance payments or benefits upon the Executive’s Qualifying Termination under Section 3 is subject to the Executive signing and not revoking the Company’s then-standard separation agreement and release of claims (which may include an agreement not to disparage any member of the Company Group, non-solicit provisions, an agreement to assist in any litigation matters, and other standard terms and conditions) (the “Release” and that requirement, the “Release Requirement”), which must become effective and irrevocable no later than the 60th day following the Executive’s Qualifying Termination (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, the Executive will forfeit any right to severance payments or benefits under Section 3.

(b)
Payment Timing. Any lump sum Salary or bonus payments under

Sections 3(a)(i), 3(b)(i), and 3(b)(ii) will be provided on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable (the “Severance Start Date”), subject to any delay required by Section 5(d) below. Any taxable installments of any COBRA-related severance benefits that otherwise would have been made to the Executive on or before the Severance Start Date will be paid on the Severance Start Date, and any remaining installments thereafter will be provided as specified in the Agreement. Subject to any delay required by Section 5(d) below, any restricted stock units, performance shares, performance units, and/or similar full value awards that accelerate vesting under Sections 3(a)(iii) and 3(b)(iv) will be settled (x) on a date no later than ten (10) days following the date the Release becomes effective and irrevocable, or (y) if later, in the event of a Qualifying Pre-CIC Termination, on a date no later than the Change in Control.

(c)
Return of Company Property. The Executive’s receipt of any severance payments or benefits upon the Executive’s Qualifying Termination under Section 3 is subject to the Executive returning all documents and other property provided to the Executive by any member of the Company Group (with the exception of a copy of the Company employee handbook and personnel documents specifically relating to the Executive), developed or obtained by the Executive in connection with his employment with the Company Group, or otherwise belonging to the Company Group.

(d)
Section 409A. The Company intends that all payments and benefits provided under the Agreement or otherwise are exempt from, or comply with, the requirements of

Section 409A of the Code and any guidance promulgated under Section 409A of the Code (collectively, “Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities in the Agreement will be interpreted in accordance with this intent. No payment or benefits to be paid to the Executive

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

(including settlement of Company equity awards that constitute deferred compensation under Section 409A), if any, under the Agreement or otherwise, when considered together with any other severance payments or separation benefits that are considered deferred compensation under

Section 409A (together, the “Deferred Payments”) will be paid or otherwise provided until the Executive has a “separation from service” within the meaning of Section 409A. If, at the time of the Executive’s termination of employment, the Executive is a “specified employee” within the meaning of Section 409A, then the payment of the Deferred Payments will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that the Executive will receive payment on the first payroll date that occurs on or after the date that is 6 months and 1 day following the Executive’s termination of employment. The Company reserves the right to amend the Agreement as it considers necessary or advisable, in its sole discretion and without the consent of the Executive or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Each payment, installment, and benefit payable under the Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). In no event will any member of the Company Group reimburse, indemnify, or hold harmless the Executive for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

(e)
Resignation of Officer and Director Positions. The Executive’s receipt of any severance payments or benefits upon the Executive’s Qualifying Termination under Section 3 is subject to the Executive resigning from all officer and director positions with all members of the Company Group and the Executive executing any documents the Company may require in connection with the same.

6.
Limitation on Payments.
(a)
Reduction of Severance Benefits. If any payment or benefit that the Executive would receive from any Company Group member or any other party whether in connection with the provisions in the Agreement or otherwise (the “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Payment will be equal to the Best Results Amount. The “Best Results Amount” will be either (x) the full amount of the Payment or (y) a lesser amount that would result in no portion of the Payment being subject to the Excise Tax, whichever of those amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, results in the Executive’s receipt, on an after-tax basis, of the greater amount. If a reduction in payments or benefits constituting parachute payments is necessary so that the Payment equals the Best Results Amount, reduction will occur in the following order: (A) reduction of cash payments in reverse chronological order (that is, the cash payment owed on the latest date following the occurrence of the event triggering the excise tax will be the first cash payment to be reduced); (B) cancellation of equity awards that were granted “contingent on a change in ownership or control” within the meaning of Section 280G of the Code in the reverse order of date of grant of the awards (that is, the most recently granted equity awards will be cancelled first); (C) reduction of the accelerated

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

vesting of equity awards in the reverse order of date of grant of the awards (that is, the vesting of the most recently granted equity awards will be cancelled first); and (D) reduction of employee benefits in reverse chronological order (that is, the benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first benefit to be reduced). In no event will the Executive have any discretion with respect to the ordering of

Payment reductions. The Executive will be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under the Agreement, and the Executive will not be reimbursed, indemnified, or held harmless by any member of the Company Group for any of those payments of personal tax liability.

(b)
Determination of Excise Tax Liability. Unless the Company and the

Executive otherwise agree in writing, the Company will select a professional services firm (the “Firm”) to make all determinations required under this Section 6, which determinations will be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 6, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive will furnish to the Firm such information and documents as the Firm reasonably may request in order to make determinations under this Section 6. The Company will bear the costs and make all payments for the Firm’s services in connection with any calculations contemplated by this Section 6. The Company will have no liability to the Executive for the determinations of the Firm.

7.
Definitions. The following terms referred to in the Agreement will have the following meanings:
(a)
“Board” means the Company’s Board of Directors.
(b)
“Cause” means (i) the Executive’s willful commission of

(A) embezzlement, (B) fraud, or (C) dishonesty in connection with the performance of the Executive’s duties and responsibilities, which in any such instance results in material loss, material damage, or material injury to the Company, (ii) the Executive’s conviction of, or plea of nolo contendere to, a felony (other than a driving offense), (iii) the Executive’s gross misconduct, or

(iv) the Executive’s continued violation of his employment duties after the Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that the Executive has not substantially performed his duties. Any termination for “Cause” will require Board approval, and the Executive will be given the opportunity to appear in person before the entire Board in order to explain the Executive’s position on the allegations or claims that constitute “Cause.” The Board (excluding the Executive if the Executive is at such time a member of the Board) will make all determinations relating to termination, including without limitation any determination regarding Cause.

(c) “Change in Control” means the occurrence of any of the following events:

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the thenoutstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company

Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company, (2) any repurchase by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 7(c); or

(ii)
A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board will be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board; or

(iii)
The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, thirty percent (30%) or more of,

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a thirty percent (30%) or more interest in the Outstanding Company Common Stock and/or Outstanding Company Voting Security that existed prior to the Business Combination, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv)
The approval by stockholders of a complete liquidation or

dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control for purposes of determining the payment or settlement date of deferred compensation under Section 409A unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(d)
“Change in Control Period” means the period beginning one (1) month prior to a Change in Control and ending twelve (12) months following a Change in Control.

(e)
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(f)
“Code” means the Internal Revenue Code of 1986, as amended.
(g)
“Company Group” means the Company and its subsidiaries.
(h)
“Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code.
(i)
“Good Reason” means that the Executive resigns from the Company if one of the following events occur without the Executive’s consent:

(i)
a material decrease in the Executive’s target annual compensation;
(ii)
the relocation of Executive’s principal place of performing his or her duties as an employee of the Company by more than fifty (50) miles; or

(iii)
a material, adverse change in the Executive’s authority,

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

responsibilities or duties, as measured against the Executive’s authority, responsibilities or duties immediately prior to such change.

For “Good Reason” to be established, the Executive must provide written notice to the Chief Executive Officer and the Company within thirty (30) days immediately following such alleged events, the Company must fail to materially remedy such event within thirty (30) days after receipt of such notice, and the Executive’s resignation must be effective not later than ninety (90) days from the occurrence of the alleged triggering event, and must not be effective until after the expiration of the notice and cure periods described above.

(j)
“Mutual Arbitration Agreement” means the Mutual Arbitration Agreement between the Company and Executive.
(k)
“Qualifying Termination” means a termination of the Executive’s employment either (i) by a Company Group member without Cause (excluding by reason of the Executive’s death or Disability) or (ii) by the Executive for Good Reason, in either case, during the Change in Control Period (a “Qualifying CIC Termination”) or outside of the Change in Control Period (a “Qualifying Non-CIC Termination”).

(l)
“Qualifying Pre-CIC Termination” means a Qualifying CIC Termination that occurs prior to the date of the Change in Control.

(m)
“Salary” means the Executive’s annual base salary as in effect immediately prior to the Executive’s Qualifying Termination (or if the termination is due to a resignation for Good Reason based on a material reduction in base salary, then the Executive’s annual base salary in effect immediately prior to the reduction) or, if the Executive’s Qualifying Termination is a Qualifying CIC Termination and the amount is greater, at the level in effect immediately prior to the Change in Control.

8.
Successors. The Agreement will be binding upon and inure to the benefit of (a) the heirs, executors, and legal representatives of the Executive upon the Executive’s death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of the Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of the Executive to receive any form of compensation payable pursuant to the Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of the Executive’s right to compensation or other benefits will be null and void.
9.
Notice.
(a)
General. All notices and other communications required or permitted under

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

the Agreement will be in writing and will be effectively given (i) upon actual delivery to the party to be notified, (ii) upon transmission by email, (iii) 24 hours after confirmed facsimile transmission, (iv) 1 business day after deposit with a recognized overnight courier, or (v) 3 business days after deposit with the U.S. Postal Service by first class certified or registered mail, return receipt requested, postage prepaid, addressed (A) if to the Executive, at the address the Executive will have most recently furnished to the Company in writing, (B) if to the Company, at the following address:

NETGEAR, Inc.

350 E. Plumeria Dr.

San Jose, CA 95134

Attention: General Counsel

(b)
Notice of Termination. Any termination by a Company Group member for Cause will be communicated by a notice of termination to the Executive, and any termination by the Executive for Good Reason will be communicated by a notice of termination to the Company, in each case given in accordance with Section 9(a) of the Agreement. The notice will indicate the specific termination provision in the Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the later of (i) the giving of the notice or (ii) the end of any applicable cure period).
10.
Resignation. The termination of the Executive’s employment for any reason will also constitute, without any further required action by the Executive, the Executive’s voluntary resignation from all officer and/or director positions held at any member of the Company Group, and at the Board’s request, the Executive will execute any documents reasonably necessary to reflect the resignations.
11.
Miscellaneous Provisions.
(a)
No Duty to Mitigate. The Executive will not be required to mitigate the amount of any payment contemplated by the Agreement, nor will any payment be reduced by any earnings that the Executive may receive from any other source.

(b)
Waiver; Amendment. No provision of the Agreement will be modified,

waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by an authorized officer of the Company (other than the Executive) and by the Executive. No waiver by either party of any breach of, or of compliance with, any condition or provision of the Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

(c)
Headings. All captions and section headings used in the Agreement are for convenient reference only and do not form a part of the Agreement.

(d)
Entire Agreement. The Agreement constitutes the entire agreement of the parties and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter of the Agreement, including, for the avoidance of doubt, any other employment letter or agreement, severance policy or program, or equity award agreement.

(e)
Choice of Law. The Agreement will be governed by the laws of the State of California without regard to California’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than California. To the extent that any lawsuit is permitted under the Agreement, Employee hereby expressly consents to the personal and exclusive jurisdiction and venue of the state and federal courts located in California for any lawsuit filed against the Executive by the Company.

(f)
Arbitration. Any and all controversies, claims, or disputes with anyone under the Agreement (including the Company and any employee, officer, director, stockholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from the Executive’s employment with the Company Group, will be subject to arbitration in accordance with the provisions of the Mutual Arbitration Agreement.

(g)
Severability. The invalidity or unenforceability of any provision or provisions of the Agreement will not affect the validity or enforceability of any other provision of the Agreement, which will remain in full force and effect.

(h)
Withholding. All payments and benefits under the Agreement will be paid less applicable withholding taxes. The Company is authorized to withhold from any payments or benefits all federal, state, local, and/or foreign taxes required to be withheld from the payments or benefits and make any other required payroll deductions. No member of the Company Group will pay the Executive’s taxes arising from or relating to any payments or benefits under the Agreement.

(i)
Counterparts. The Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows.]

304922687 v4

Docusign Envelope ID: E0DF17B0-22EC-4441-8874-DFB1CD74E3D0

By its signature below, each of the parties signifies its acceptance of the terms of the Agreement, in the case of the Company by its duly authorized officer.

COMPANY NETGEAR, INC.

By:

Title: SVP, People

Date: 25th April, 2025

EXECUTIVE

Jonathan Oakes

Date: 4/28/2025

[Signature page to Change in Control and Severance Agreement]

304922687 v4